Exhibit 99.1

Intelligent Bio Solutions Receives Guidance from U.S. FDA on a Regulatory Pathway for Expansion into the United States for its Intelligent Fingerprinting Drug Screening Cartridge

- Company intends to submit 510(k) pre-market notification to the FDA -

NEW YORK, June 28, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced it has received guidance from the U.S. Food and Drug Administration (the “FDA”) regarding the regulatory classification of its Intelligent Fingerprinting Drug Screening Cartridge. The FDA has provisionally determined that the cartridge falls within 21 CFR 862.3650, Opiate Test System, a Class II type device that requires the submission of a pre-market notification 510(k) and the FDA’s clearance prior to marketing. The preliminary assessment, in response to the Company’s March 2023 513(g) request for product classification, provides a clear regulatory pathway for INBS as part of the Company’s expansion strategy into the United States. The Company intends to submit a 510(k) pre-market notification for its proprietary Intelligent Fingerprinting Drug Screening Cartridge.

“We are pleased to receive the FDA’s preliminary assessment for our Intelligent Fingerprinting Drug Screening Cartridge, which is a key step in our expansion into the U.S. market,” said Harry Simeonidis, President and CEO of Intelligent Bio Solutions. “With its rapid collection time and portability, we believe our intelligent drug screening technology will redefine how U.S. workplaces approach testing by setting a new standard for drug testing procedures that prioritizes the dignity of employees while simultaneously enhancing operational efficiency for employers.”

The Intelligent Fingerprinting Drug Screening System is designed to detect the presence of specific drugs and/or their metabolites from fingerprint sweat. The system features a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in less than a minute. The tamper-proof cartridges are designed to screen for multiple drug groups simultaneously, including combinations of opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine, in an approach that offers a dignified, non-invasive, and rapid drug screening solution. The application of the technology in maintaining workplace safety has garnered positive feedback from the Company’s growing customer base of over 350 clients in other countries, successfully deterring substance abuse at work and ensuring employee well-being and compliance with health and safety policies.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This hygienic, and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals (including from the FDA), among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director
KCSA Strategic Communications

PH: (212) 896-1254
INBS@kcsa.com

Media Contact:

Cheryl Billson
Comma Communications
cheryl.billson@commacomms.com